Quantum Computing Inc. Reports Third Quarter 2026 Financial Results
Third-quarter revenue of $9.5 million exceeds revenue generated during the entire first half of 2026

Acquired photonics and advanced packaging businesses contributed to commercial revenue growth while supporting QCi's quantum technology roadmap

Ends quarter with approximately $1.3 billion in cash, cash equivalents and investments

HOBOKEN, N.J., November 9, 2026 — Quantum Computing Inc. (“QCi” or the “Company”) (Nasdaq: QUBT), a vertically integrated quantum company pioneering photonics and semiconductor manufacturing, today announced financial results for the third quarter ended September 30, 2026.

QCi generated $9.5 million in revenue during the third quarter, exceeding the $9.2 million reported for the entire first half of 2026. Revenue growth was primarily driven by the Luminar Semiconductors, Inc. (“LSI”), NuCrypt, LLC (“NuCrypt”) and NHanced Semiconductors, Inc. (“NHanced”) businesses acquired during the first half of 2026, including acquired photonic components, quantum communications products and advanced packaging services sold to the aerospace, government and industrial markets. The Company continues to focus on expanding commercial relationships, integrating its manufacturing capabilities and advancing its proprietary quantum technologies as it moves into the next phase of its development.

"For several years, we've been building the technology and capabilities to make quantum more practical and accessible," said Dr. Yuping Huang, Chief Executive Officer of QCi. "We're starting to see those investments come together, and our focus is increasingly shifting from what we can build to what we can put to work for customers. We're encouraged by our progress, but recognize there's considerable work ahead. Our priorities are clear: growing our commercial business, scaling manufacturing and advancing our quantum roadmap. I've always believed that being early creates opportunity. Execution is what makes that opportunity last."

Third Quarter 2026 Financial Highlights

•Revenue: Third-quarter revenue totaled $9.5 million, compared to $384 thousand in the third quarter of 2025. Revenue was primarily driven by sales of products and services for aerospace, government and industrial applications.

•Gross Margin: Gross profit totaled approximately $428 thousand in the third quarter, for a gross margin of 4.5%. The Company continues to focus on increasing manufacturing utilization and improving operating efficiency as it scales its commercial operations.

•Operating expenses: Total operating expenses were $29.0 million, compared with $10.5 million in the prior-year period. The increase is primarily due to higher personnel expenses and other costs associated with expanded research and development, sales and marketing activities, as well as approximately $1.0 million in acquisition-related expenses.

•Interest and other income: Interest and other income totaled $13.0 million, compared with $3.5 million in the third quarter of 2025, primarily reflecting interest earned on the Company's larger cash and investment balances.

•Net loss: The Company reported a net loss of $15.1 million, or $0.07 per basic share, for the third quarter of 2026.

•Balance sheet: QCi ended the quarter with approximately $1.3 billion in cash, cash equivalents and investments and accrued interest, including $174.3 million in cash and cash equivalents and $1.1 billion in short- and long-term investments, including accrued interest consistent with its reported position at the end of the third quarter.

•Contract backlog: Contract backlog totaled approximately $39.1 million as of September 30, 2026. Contract backlog represents the value of contracted work expected to be performed under applicable contracts and remains subject to the terms and conditions of those contracts.
Third Quarter 2026 Business Highlights

•Expanding commercial opportunities: QCi continued integrating the LSI, NuCrypt and NHanced businesses acquired during the first half of 2026. These businesses provide established quantum, photonics and advanced packaging products, services and customer relationships across existing commercial markets, while expanding QCi's capabilities in photonic design, semiconductor fabrication and advanced packaging.

Together, these capabilities support two important objectives: serving customers in established markets today and advancing the development and manufacturing of QCi's proprietary quantum technologies. The Company is focused on expanding customer relationships, bringing its manufacturing operations together and improving efficiency as it scales the business.

•Advancing quantum adoption through academic collaboration: In September, QCi entered into a framework agreement with Hamad Bin Khalifa University in Qatar to support quantum education, research, and co-marketing initiatives to accelerate the adoption of quantum technologies.

The collaboration includes cloud access to QCi's Dirac-3 quantum optimization system and is intended to support research and expand understanding of potential applications for quantum computing, sensing and communications.

•Delivering QCi’s quantum technology to pharmaceutical markets: During the quarter, QCi entered into a commercial agreement with INmune Bio to apply QCi’s Dirac quantum optimization technology alongside AI and conventional analytics to clinical and biomedical data. The collaboration will explore potential applications for INmune Bio's investigational Alzheimer's treatment.

The engagement marks QCi's first commercial customer in the pharmaceutical and biotechnology market, and an opportunity to apply QCi’s quantum technology to complex, real-world challenges.

Earnings Conference Call
QCi will host a conference call to discuss its third-quarter 2026 results on Monday, November 9, 2026, at 4:30 p.m. Eastern Time.

To access the live webcast of the conference call, visit the QCi Investor Relations page at https://quantumcomputinginc.com/investor-relations. Investors may also access the webcast via the following link: https://www.webcaster5.com/Webcast/Page/3051/54638.

To participate in the call by phone, dial (888) 506-0062 approximately five minutes prior to the scheduled start time. International callers please dial (973) 528-0011. Callers should use access code: 822805.

A replay of the teleconference will be available until November 23, 2026, and may be accessed by dialing (877) 481-4010. International callers may dial (919) 882-2331. Callers should use conference ID: 54638.

About Quantum Computing Inc.
Quantum Computing Inc. (Nasdaq: QUBT) is an integrated quantum photonics company developing and manufacturing technologies that use light to compute complex information, capture hard-to-detect signals and communicate more securely. QCi brings together quantum optics, integrated photonics, semiconductor manufacturing and advanced packaging to create a more direct path from advanced science to practical products.

QCi's portfolio includes quantum machines, photonic chips, components, modules and subsystems, as well as foundry and advanced manufacturing services. Its technologies are designed to operate at room temperature and low power, without the specialized cooling infrastructure required by many quantum approaches. These advantages enable deployment across computing and AI, secure communications, sensing and imaging, aerospace and defense, and other demanding applications.

Headquartered in Hoboken, New Jersey, QCi has operations across the United States. By combining deep physics, device engineering and scalable manufacturing, QCi is working to make quantum and advanced photonic technologies more accessible and useful in the real world.

To learn more about QCi and its approach to harnessing light for practical quantum computing, please visit www.quantumcomputinginc.com.

Company Contacts

Investor Relations:
David Moskowitz, Head of Investor Relations
investors@quantumcomputinginc.com

Media & Communications:
Karen Jeffers, Director, Marketing and Communications
media@quantumcomputinginc.com

Agency Contact:
IMS Investor Relations
John Nesbett/Zach Nevas
qci@imsinvestorrelations.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward looking statements contained in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements contained in this press release other than statements of historical fact, including, without limitation, statements regarding our expectations of future results, operating performance, revenue growth, gross margin, backlog, customer relationships, revenue recognition and funding under the post-quarter subcontract, the negotiation of any definitive contract, manufacturing utilization and efficiency, operational expansion, business strategy, integration of recent acquisitions, commercialization and adoption of quantum and photonic products, and the potential application of QCi’s technology in academic, pharmaceutical, biotechnology, government, aerospace, industrial and other markets are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “potential,” “continue,” “anticipate,” “intend,” “expect,” “strategy,” “future,” “could,” “would,” “project,” “plan,” “target,” and similar expressions are intended to identify forward-looking statements, though not all forward-looking statements use these words or expressions. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including but not limited to, future demand for quantum and photonic products, the Company’s ability to scale its technology and manufacturing capabilities, the Company’s ability to integrate and benefit from recent acquisitions, not limited to future demand for quantum and photonic products, our ability to convert backlog, contracts and commercial opportunities into revenue, customer termination or non-funding of contracts or subcontracts, the inability to negotiate a definitive contract or realize the full ceiling amount of any subcontract, the Company’s ability to scale its technology and manufacturing capabilities, the Company’s ability to integrate and benefit from recent acquisitions, the Company’s ability to achieve expected manufacturing utilization, operating efficiency and margin improvements, the Company’s ability to commercialize and drive adoption of its products and technologies and the factors, risks and uncertainties included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as such factors may be updated from time to time in our other filings with the Securities and Exchange Commission (the “SEC”), accessible on the SEC’s website at www.sec.gov and the Investor Relations section of our website at https://quantumcomputinginc.com/investor-relations, which could cause our actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change.

QUANTUM COMPUTING INC.
Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)
(Unaudited, in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Revenue	$9,500	$384	$18,742	$484
Cost of revenue	9,072	258	20,201	319
Gross profit (loss)	428	126	(1,459)	165
Operating expenses
Research and development	8,336	4,509	23,733	13,469
Sales and marketing	5,263	787	8,792	2,139
General and administrative	15,414	5,234	38,164	13,418
Total operating expenses	29,013	10,530	70,689	29,026
Loss from operations	(28,585)	(10,404)	(72,148)	(28,861)
Non-operating income (expense)
Interest and other income	13,047	3,544	39,496	7,083
Interest expense	(65)	(4)	(248)	(120)
Change in fair value of derivative liability	458	9,246	1,952	4,780
Income (loss) before income tax provision	(15,145)	2,382	(30,948)	(17,118)
Income tax provision	-	-	-	-
Net income (loss) attributable to common stockholders	(15,145)	2,382	(30,948)	(17,118)
Other comprehensive loss	(4,807)	(26)	(9,574)	(26)
Total comprehensive income (loss)	$(19,952)	$2,356	$(40,522)	$(17,144)

Income (loss) per share:
Basic and Diluted	$(0.07)	$0.01	$(0.14)	$(0.12)

Weighted average shares used in computing net income (loss) per common share:
Basic	225,443	160,399	224,722	145,752
Diluted	225,443	166,833	224,722	145,752

QUANTUM COMPUTING INC.
Condensed Consolidated Balance Sheets
(Unaudited, in thousands, except par value data)

	September 30, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$174,280	$737,880
Accounts receivable, net	8,316	519
Inventory	10,634	352
Short-term investments	727,334	379,421
Accrued interest receivable	6,752	3,634
Prepaid expenses and other current assets	7,046	11,914
Total current assets	934,362	1,133,720
Property and equipment, net	43,063	12,971
Operating lease right-of-use assets	26,919	2,353
Intangible assets, net	62,094	6,500
Goodwill	160,330	55,573
Long-term investments	396,200	403,121
Accrued interest receivable - long term	3,469	4,551
Other non-current assets	1,082	131
Total assets	$1,627,519	$1,618,920

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$3,679	$778
Accrued expenses	6,709	9,135
Deferred revenue	4,162	395
Other current liabilities	2,959	766
Total current liabilities	17,509	11,074
Derivative liability	528	7,773
Operating lease liabilities	24,716	1,808
Contingent liabilities	3,769	—
Other non-current liabilities	1,184	—
Total liabilities	47,706	20,655
Commitments and Contingencies
Stockholders’ equity:
Preferred stock, $0.0001 par value, 1,550 shares Series A Preferred Stock authorized; no shares issued and outstanding as of September 30, 2026 and December 31, 2025, respectively; 3,080 shares of Series B Preferred Stock authorized; no shares issued and outstanding as of September 30, 2026 and December 31, 2025, respectively	-	-
Common stock, $0.0001 par value, 450,000 shares authorized; 226,932 and 224,165 shares issued and outstanding as of September 30, 2026 and December 31, 2025, respectively	23	22
Additional paid-in capital	1,838,563	1,816,494
Accumulated deficit	(250,104)	(219,156)
Accumulated other comprehensive income (loss)	(8,669)	905
Total stockholders’ equity	1,579,813	1,598,265
Total liabilities and stockholders’ equity	$1,627,519	$1,618,920